Transcript of

VirtualScopics, Inc.

2014 Annual Meeting

June 17, 2014

Participants

Eric Converse – Interim President & Chief Executive Officer

Greg Gribben – Corporate Secretary

Jim Groff – Acting Chief Financial Officer

Erik Jensen – Vice President of Global Business Development and Marketing

John Riek – Chief Technical Officer

Ed Ashton – Chief Scientific Officer

Presentation

Eric Converse – Interim President & Chief Executive Officer

Good morning, ladies and gentlemen. You’re all in your seats now. We can commence the 2014 Annual Meeting of stockholders for VirtualScopics, Inc. I’m Eric Converse, the Interim President and Chief Executive Officer. I would also like to welcome those of you who are joining us this morning via web cast. Today’s meeting is being recorded and the webcast and accompanying slide presentation will be archived in our Investor Relations page at the conclusion of this meeting.

For those of you attending via the web, please advance to slide two for today’s agenda. I thank everyone for joining us today, and we look forward to updating you on the progress of the company. At this time, I call the meeting to order.

I’d like to take the opportunity to introduce some of my Board colleagues. I’ll start with Charles Phelps, David Rubin, Bruce Lev, Terence Walts and Robert Klimasewski. As noted in our 2014 proxy statement, Mostafa Analoui and Daniel Kerpelman did not stand for reelection to the Board of Directors. We are very grateful for their service and we wish them all the best in their future endeavors.

Now ladies and gentlemen, each of you have been given an agenda and a sheet entitled “Rules of Procedure,” and I ask that you please review these at this time so that we may can conduct an orderly meeting. We first will proceed with the business items of the meeting. Please save all questions that are not related to the matters presented for consideration by the stockholders for a general question and answer period at the conclusion of the management presentation.

I’d like to now introduce our Corporate Secretary, Greg Gribben to attend to some preliminary items of business concerning this meeting. Greg?

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Transcript: VirtualScopics, Inc. 2014 Annual Meeting June 17, 2014

Greg Gribben – Corporate Secretary

Thank you, Eric. Ladies and gentlemen, notice of meeting was duly and properly mailed on May 7, 2014. I have the affidavit from Continental Stock Transfer & Trust Company to that effect. These documents are available if any shareholder wishes to examine them, and they will be included in the minutes of today’s meeting.

The board has appointed an Inspector of Elections for this meeting to receive proxies, judge the qualifications of voters, prescribe the rules for voting, collect and count the votes and report in writing on the ballot. Martha Bielski has been designated to act as the Inspector of Elections, and she has signed an Oath of Office agreeing to perform such duties. The oath will be included in the minutes of the meeting.

At this time, will all persons who hold proxies and desire to have them recorded please hand them to me. Does anyone have proxies? A list of stockholders of records, as of the record date, is at the meeting open for inspection should any stockholder wish to examine it.

I’ve been advised by the Inspector of Elections that immediately prior to commencement of the meeting 88.8% of the company’s outstanding voting shares are represented by proxies at today’s meeting. Since the majority of the company’s voting shares are represented here today, a quorum is present and the business of the meeting may proceed. Eric?

Eric Converse – Interim President & Chief Executive Officer

Thanks, Greg. Proposals, let’s move on to business. The notice of annual meeting and proxy statement VirtualScopics, dated April 30, 2014, which was distributed to stockholders along with proxy cards, recites that there are four items of business to be voted on today.

First, we have the election of five directors of the members of the Board of Directors to serve a one-year term. Robert Klimasewski, Eric Converse, Bruce Lev, Charles Phelps and Terence Walts have been nominated by the Board of Directors of the company to stand for election as directors.

The next item on the agenda is to ratify the appointment of Marcum LLP as the company’s independent, registered public accounting firm for the fiscal year ending December 31, 2014.

The next agenda is to approve an amendment to our Certificate of Incorporation to decrease the authorized common stock and authorize undesignated preferred shares.

The last item on the agenda is to cast a non-binding advisory vote approving the compensation of certain of our executive officers.

Since there are no other nominations or proposals that have been brought to the attention of the company, I hereby declare the nominations and proposals closed.

We will now proceed to ballot. The polls are now open here on June 17, 2014 at 10:06, and all these matters will remain open until everyone present has had an opportunity to vote. As stated in the notice of meeting and proxy material, only stockholders of record, as of the record date, are entitled to vote at the meeting. If your name does not appear on the list of stockholders of record, you must present to the Inspector of Elections your identification and a duly issue proxy from a stockholder of record as of the record date in order to vote at the meeting.

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Transcript: VirtualScopics, Inc. 2014 Annual Meeting June 17, 2014

If you are a record holder and have already submitted a proxy, please inform the inspector of elections so she may correctly reflect your votes in the vote count. If you’re a stockholder of record, please raise your hand if you need a ballot and identify yourself so that the Inspector of Elections may verify your name on the list of stockholders of record. Please return your ballots to the Inspector after voting.

Has everyone had a chance to vote? Very good, since all stockholders desiring to vote have done so, I declare the polls closed. Will the Inspector of Elections please collect and tabulate the votes? The Inspector of Elections will now tabulate the vote and provide us with a report following the management presentation.

Those of you on the webcast, I’m now moving to slide 3. There being no further business, I declare the meeting to be adjourned. We will hold an informal session with a business update from management followed by a Q&A session. We ask that you hold any questions you may have until the Q&A session.

Today’s presentations may contain forward-looking statements, and I ask that you review the safe harbor statement on the screen for forward-looking statements made by anyone in our presentations today.

In addition to the members of management here today, some of whom will present, we have Lianne Cox and Ashley Verrioli from our Project Management Team. Ashley and Lianne, do you mind standing up? Some of you are fortunate enough to meet these ladies, and we wanted to make sure that you are learning more about what they are doing for our company because our Business Development Team is right now, in San Diego, attending a conference for the Drug Information Association, otherwise more representatives from Erik Jensen’s team would be here as well.

Ashley and Lianne are actually here today to meet some of you. So they can talk to you about any of our customers or the projects they’re working on or just any questions you may have about what it’s like to work in VirtualScopics. I’m now moving to slide 5.

As many of you know, I’ve been working to improve our investor relations since taking the leadership role of the company. I realize that the best way to improve the relationships is to increase the share price, but I want you to know that this will take some time and I want to keep everyone informed as we progress and share this journey.

In my third quarter 2013 call, I mentioned that we needed to focus on our customers and our employees first, as I believe it would ultimately lead to increased revenue, profitability and ultimately greater shareholder value. This task has been the keen focus of the management team, and I am happy to report that we are seeing progress with both employees and customers.

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Transcript: VirtualScopics, Inc. 2014 Annual Meeting June 17, 2014

The feedback from our employees over the last eight months has been overwhelmingly positive. The training we offer and the chance for personal and professional development has definitely led to members of our team feeling valued and appreciated, not to mention the positive changes they’ve seen within the management team.

As for our customers, I will leave the review of the bookings to Jim Groff, but I will tell you that we are delighted to see familiar names back on the RFP win list. RFP is a request for proposal, and when we win that we have a new project. So we’ve seen two new names back on the list, and we have continued growth with our existing customer base. I’m now moving to slide 6.

Since we last spoke, on May 15, the first quarter 2014 financial results call, a few things have progressed. Our pipeline and bookings continue to grow, and we’ll provide an update at our Q2 earnings call in August. Our relationship with IXICO continues to grow. We hosted their business development, project management and software development teams a few weeks ago here in Rochester, and we’re very close to signing our framework agreement.

Additionally, all members of the Scientific Advisory Board have been identified and we’re just finalizing agreements with each advisor. An announcement of the members will be made in the coming weeks. We will then be announcing the opening of our joint office by mid-July. These progressions have both teams very excited.

In addition to working with the team and visiting our customers, I’ve also been attending various conferences, all of which have been extremely insightful. The Partners Conference in Las Vegas and then the follow-up one in Philadelphia were great opportunities to interact with a multitude of our customers and partners like PPD, while at the same time attending sessions focused on working with pharma, working with other CROs and learning more about issues common to all of those attending.

As a few of our initial issues of focus are falling into place, we have been able to reach out to some of you in our investor base. These conversations have been incredibly positive, and I believe many investors are becoming more satisfied with our communication and openness to calls. We have even had a potential investor on a call, which led him to join the rest of you in becoming a shareholder in VirtualScopics. I look forward to this trend continuing and sharing more information about the business and its future.

As most of you are used to only hearing from Jim Groff and myself, we thought it would be a good idea to have other members of the management team present today. This way you can learn a little bit more about what we do and see more of the team that the leadership of VirtualScopics has and know that it’s not just about one or two people. Before introducing the others on the team, I’ll turn the microphone over to Jim for a brief review of the finances. Jim?

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Transcript: VirtualScopics, Inc. 2014 Annual Meeting June 17, 2014

Jim Groff – Acting Chief Financial Officer

Thank you, Eric. Now I’m going to turn to slide number 8. The first item that I would like point out is a significant improvement in the awards outstanding and bookings, which more than tripled to $13.6 million as of March 31, 2014, as compared to $4 million at March 31, 2013.

Our improved bookings were a result of our company-wide renewed focus on enhancing and building customer relationships and meeting and exceeding customer expectations. A great example of this was VirtualScopics receiving its first-ever program award from an existing customer.

Additionally, we have experienced some shifts in the market from recent mergers within the industry. These newly merged companies are not as flexible and responsive to the customers’ demands, which is one of our competitive strengths. Additionally, pharma companies tend to spread their risk by outsourcing projects in multiple preferred suppliers. The mergers, we believe, create an opportunity for us to fill the void and capitalize on situations where the two companies were individually preferred providers with the same clients.

Now I’m going to look at revenues. Revenues have decreased by 7%, coming in at $2.4 million for the first quarter of 2014, down from $2.5 million for the first quarter of 2013. Revenue has not followed the same trend as awards and bookings due to the timing of the startup of new projects, the timing and the recognition of revenue and a number of studies that ended during 2013 and the first three months of 2014. As a result, we believe 2014 revenues will be relatively flat, as compared to the previous year.

It is important to note that a typical contract life can span over multiple years. So there would be a gradual impact on revenue. A project revenue cycle is dependent on a number of factors, including the time it takes for a drug trial to begin, which varies because of the time required to set up trial cycles and to recruit participants.

There are also situations when a sponsor does not recruit the number of subjects or sites as originally budgeted or a drug fails and therefore comes to a premature end. In those cases, there are remaining budget dollars at the end of the study that will not be recognized as revenue.

Now turning to gross profit, for the first quarter of 2014 gross profit was approximately $758,000, as compared to $786,000 for the first quarter of 2013, representing a 4% decrease. Gross margin for the first quarter of 2014 was 32% compared to 31% in the first quarter of 2013. During the first quarter of 2014, we achieved slightly improved gross margin due to the decrease in reimbursed charges, as compared to the first quarter of 2013.

Our gross margins tend to fluctuate based on therapeutic area mix, phase of study and specifically as it relates to volume of revenue. There are a certain amount of fixed costs required to support the business that result in our gross margin fluctuating with our revenues, as these costs are predominately required expenses that support us servicing our customers in the industry.

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Transcript: VirtualScopics, Inc. 2014 Annual Meeting June 17, 2014

Next, research and development costs decreased by nearly $167,000 to $286,000 for the quarter ended March 31, 2014, compared to the same period in 2013. The decrease was a result of no additional dollars being spent on the personalized medicine initiative during the first quarter of 2014. We are currently reevaluating our approach to personalized medicine and have delayed any additional work on this application as we focus on our clinical trial business.

General and administrative costs for the quarter ended March 31, 2014 were $687,000, down 31% from $995,000 in 2013. The decrease was largely attributed to no additional dollars being spent on the professional fees to support our personalized medicine initiative during the quarter ended March 31, 2014. Additionally there were salary savings and reductions in stock compensations during the first quarter of 2014 that resulted from the resignation of the former chief financial and executive officers during the second half of 2013.

Now turning to the balance sheet represented on slide number 9. Our cash position remains strong. As of March 31, 2014, we had a cash balance of $6.8 million compared to $7.3 million at the close of 2013. This, coupled with having no debt, positions us well to invest wisely in both the short and long-term to further develop our internal capabilities in order to improve operational quality, productivity and profitability. However, as a result of these investments, we anticipate the cash burn to continue throughout 2014.

As a recap, turning to slide number 10, we believe 2014 revenues will be relatively flat compared to 2013 due to the timing of projects starting and the number of projects that closed out during 2013 and the first three months of 2014. We anticipate operating expenses to trend higher for the remainder of the year as a result of investments in personnel, operations and systems, plus the new office in Pennsylvania and New Jersey pharma corridor. Again, I would like to stress our strong cash balance of $6.8 million as of March 31, 2014 and the company having no long-term debt. This positions us well to invest in our internal capabilities.

Now, if you look at slide number 10, we have had a great start to 2014. The number of qualified requests for proposals is up over 11% when compared to the same time period last year. This is indicated with the purple arrow on the slide. As we look at the numbers, the total number of awards outstanding and bookings signed at March 31, 2014 was approximately $13.6 million. The same period in 2013 had $4 million. We are 3.4 times better in direct comparison of the quarters that are illustrated by that green arrow.

As of March 31, 2014, we are at 66% of last year’s numbers, as seen at the red arrow, and as of May 15th we have approximately $16.8 million in awards and bookings, which is over 82% of the awards and bookings for all of 2013, as seen at the yellow arrow.

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Transcript: VirtualScopics, Inc. 2014 Annual Meeting June 17, 2014

Let’s turn to slide number 12, which shows the stockholder concentration as reported in the proxy filing dated April 30, 2014. These numbers include options, warrants, convertible stock and similar rights to purchase shares of VirtualScopics’ common stock. As indicated by the graph, Loeb Investors own 15.1% of the outstanding shares and is represented on the board by Bruce Lev. Merck Global Health holds 10.2% of the outstanding shares and is represented on the board by David Rubin. The University of Rochester owns 7.1% and the board members and executives 5.1% of the company’s shares. In total, this represents over 37.5% of the company.

Moving on to slide number 13, which displays the capitalization of the company, as of April 30, 2014, represents the date of the proxy filing. Common shares outstanding of $2.99 million, convertible preferred securities up $481,000, warrants and options are $474,000, the NASDAQ 52-week range with a low of $2.93 to a high of $6.70 per share with a market cap of $11.5 million.

To wrap up, the first quarter of 2014 demonstrates a considerable increase in project awards and bookings, as compared to the previous year. As a result of this momentum, we believe we are on our way to a return to a solid growth rate and future profitability.

Thank you, I will now turn it back over to Eric.

Eric Converse – Interim President & Chief Executive Officer

Thanks, Jim, and as we mentioned, we had just had our earnings call a few weeks ago. So it’s more of a review, but the focus of today’s meeting was just to get a little bit more familiar with our management team members and more information about the company. So with that, I’m going to bring in Erik Jensen, our Vice President of Global Business Development and Marketing. Erik has been a member of the VirtualScopics Senior Management team since 2006. Erik?

Erik Jensen – Vice President of Global Business Development and Marketing

Thanks, Eric. Good morning, everyone. I’m proud to be able to stand up here today and tell you about some of the initiatives, some of the exciting things that we’ve got going on with the BD team and with the rest of the organization that’s actually led to some of the exciting results that Jim and Eric have been talking to.

If you move to slide number 15, what I wanted to do is talk a little bit about our global sales plan. So in the beginning of the year, we developed a plan that really focuses on a segmented and target approach relative to the account sites, the different therapeutic areas, study phase and the different sales channels, and what this provided us with was a more uniformed goals and objectives that we were able to execute across the territories and across the business development directors.

It provided a clear promotion and positioning strategy for us. It also drove a lot of the profitability and sustainability with some of the studies that we were working with, and more importantly, it drives customer loyalty. So this is an item that we have been spending a lot of time and energy on here recently.

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Transcript: VirtualScopics, Inc. 2014 Annual Meeting June 17, 2014

People always ask me, well, Erik, where’s our greatest opportunity? And it’s with existing clients. So any time that we get the chance to deliver high quality data, to deliver it on time, within budget on a consistent basis, it’s a great opportunity for the clients to build their trust and their confidence in VirtualScopics. I’ve got some exciting stories. Actually, Eric and Jim talked a little bit about some of these program awards that we’ll talk to.

If I go to slide number 16, the way that we position our services to the marketplace and promote those services, we have a couple of different avenues. One, we have a direct sales force that represents our direct channel, and then we also go through some indirect channels with PPD, which we’re into our fourth year with the alliance right now. They’re a global contract research organization.

Then with IXICO, and as Eric was mentioning before, we’re close to signing the agreement with IXICO and we’re excited to be working with IXICO as they bring some different expertise, therapeutic area expertise and indication expertise that we’re looking to leverage and capitalize and help drive towards our strategic growth objectives, but I wanted to talk a little bit about our direct channels.

We’ve kind of mixed this up a little bit this year and instead of just having the business development people going out and working with the clients, we’ve been working very closely with Ashley, Lianne and their teams or the project managers and really strengthening the relationships with the existing clients. So they’ve got existing relationships with study team members, different relationships than what the business development people have. So we’ve been working very closely with them, with their team and to further nurture the relationships with the existing clients.

Moving on to slide number 17, we actually have a number of different vehicles that we promote and position our imaging core services to the marketplace. Eric mentioned that the Business Development Team is actually out in San Diego with the Drug Information Association Conference right now, and then the upper left-hand corner, that’s a picture of our booth.

So we spend a lot of time going to different conferences, different trade exhibits throughout the course of the year, and these are great opportunities for us to talk with existing clients and new clients. It’s a great opportunity to network with other people in the industry and really get a solid idea of what’s going on in the marketplace. It helps us keep our finger on the pulse of the industry.

On the right-hand side, you’ll see a schedule of our webinar series, and we actually started this a couple of years ago. We’ve had fantastic success where we run the series of webinars in the first half of the year and we’re going to run again here in the second half, but it’s really an opportunity to showcase our imaging scientists, Dr. Ashton and Dr. Riek, about some of the imaging technologies they were working with, how we integrate some of these imaging technologies into the multi-site clinical trials. Again, fantastic response, we’ve had a lot of good feedback on these and we’ll tee this up again here in the fall.

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Transcript: VirtualScopics, Inc. 2014 Annual Meeting June 17, 2014

And then on the lower left-hand side, we have a newsletter that we’ve just started to reinitialize, and this is a great way to keep everybody, new clients, existing clients, up to date on new company information, new business development opportunities and new imaging technologies that we’re working with, so a lot of good vehicles here to communicate that.

And then the next slide, slide number 18, Dr. Ashton and Dr. Riek also participated in some technical conferences throughout the course of the year, and they present technical posters. The poster on the left-hand side is one that Dr. Riek recently presented at the OARSI, the Osteoarthritis Research Society International, over in France, and the poster on the right is one that Dr. Ashton recently presented at ISMRM in Milan, Italy. That’s the International Society of Magnetic Resonance in Medicine.

So these are great opportunities for Dr. Ashton and Dr. Riek to really communicate to the marketplace some of our specialties, some of our expertise and some of the new technologies that they’ve been working with and how we’ve, again, been implementing these in some of the clinical trials. So we’ll continue to invest in these conferences and we get a lot of value out of them.

So with the direct and the sales channels out there talking with the different clients and we’re out there working with the webinars and the different conferences and the press releases, the lead generation and proposal development, that’s what we want to work towards next. So when we work with these clients they give us the RFP or the request for proposal and we put together the proposal for that particular study.

We’ve spent a lot of time over the last year, year and a half streamlining this process. We’ve now integrated the process across all the different functional groups within VirtualScopics. It’s a great streamlined, efficient process. So we’ve captured data from all the different departments, as we’ve put together the quality proposals for our clients.

The other thing that we’ve been doing is we’ve been capturing a lot of this information for Ron Way, our Director of Operations, who’s in the back here. So when we’re trying to plan out for resources, when we’re trying to plan out for surge capacity, the more information that we can capture up front as to what we can expect for the different projects that we may be awarded with, it’s helpful to Ron and his team to help manage that.

So moving over to slide number 20, the new study awards outstanding and the bookings by the therapeutic area, I’ve got a couple of different charts here. The one on the left really talks about the therapeutic areas that we were involved with and studies last year at this time, and the chart on the right talks a little bit, or just shows the therapeutic areas that we’re working with this year.

And the point that I want to make here is last year we were kind of working in a lot of different therapeutic areas, and you can see by the oncology numbers that we only represented 29% of the dollars was in oncology, and oncology represents the biggest market for us. So supporting the global sales plan that I talked about earlier, where we really wanted to segment and target specific accounts, different therapeutic areas and different phases, we’ve been actually able to concentrate on some of our core imaging services, and you can see there on the right that the oncology market represents 84% of our dollars awarded this year. So we’re pleased with those results. It allows us to kind of focus on specific therapeutic areas and just become much more efficient and much more streamlined in our offering.

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Transcript: VirtualScopics, Inc. 2014 Annual Meeting June 17, 2014

So this leads to a couple of success stories that I wanted to share with everybody here. So earlier this year, VirtualScopics was awarded our first oncology program award. Typically the clients will award a single study to VirtualScopics, but we had worked with this client for the last six years. We’ve run over 20 studies with them, and, again, with the customer loyalty initiative, the client was able to build their trust and to build their confidence in our ability to deliver in our different capabilities. So they rewarded us with not only a single study in repeat business but a much more broader multi-million dollar program.

So this is a huge milestone for the company. It’s exciting. We expect to get more program awards from this client and also out there looking to get program awards from other clients as well. So it’s very exciting, and, again, it’s a huge milestone for the organization and a lot of people spent a lot of time and effort to help get us to this point.

The two other awards that Eric had mentioned a little bit earlier, these were awards that came from companies that we had not worked with over the last three to four years. So as part of our focused effort to really get back in and concentrate on some of these accounts and concentrate on some of the core imaging services, we were actually able to penetrate these accounts and win some business.

And if I move to the next slide here, to 22, why was VirtualScopics chosen? A couple of different reasons, one, we were able to demonstrate our scientific capabilities. So with Dr. Ashton and Dr. Riek we were concentrating on some of the metabolic disorder imaging capabilities that we have, and then our demonstrated scientific and operational flexibility and responsiveness was key in winning this business.

We’ve had a lot of people, a lot of clients repeatedly tell us how important it is to be flexible and how important it is to be responsive. So we’ve been concentrating on that and that helped us win a couple business opportunities at these big pharma companies.

So in closing, we’ve got a global sales plan. We continue to execute on it. The leadership team at VirtualScopics continues to embrace it, continues to support it, and it’s driving some positive results, which you’re seeing here. So thank you.

Eric Converse – Interim President & Chief Executive Officer

Thank you, Erik. Next our speaker is John Riek, who’s our Chief Technical Officer. John joined the company in 2001. John?

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Transcript: VirtualScopics, Inc. 2014 Annual Meeting June 17, 2014

John Riek – Chief Technical Officer

Thank you, Eric. So I’d like to talk to you today a little bit about some of the technology that we have at VirtualScopics. So if we move on to slide 24, there are really three key areas where technology takes place in VirtualScopics. The first part is our interaction with the imaging sites. So these are the places that send us images to analyze. The second part is in the actual image analysis, and this is where we extract information from those images to provide to the pharmaceutical companies. And then the third place is in the results delivery, and that’s where we take those results and we extract them from our system and put them in a format that the customer can understand and deliver them off to a customer.

Moving on to slide 25, I would say that the historical focus on the technology in our company has been in the image analysis portion, and this is, again, where we’re trying to extract information from images. Some of the things that we do to images are relatively unique. So for example, when we’re looking at muscle wasting diseases, we can extract the volume of the muscles in the thigh from the images and then deliver that to the customer. We focus on the technology for that because initially it took; let’s say to do it manually, over four hours to extract that information. Now we developed some algorithms and some software to automatically identify the boundaries of the muscles, and now we can do it in close to 30 minutes. So it’s a huge win for us to do that.

We’ve also focused on other areas as well. As Erik said, oncology is a big business for us. So we developed a new system at VirtualScopics that enables us to implement the different criteria people use to evaluate whether a cancer drug is working or not. In all of those, it involves measuring the size of the tumors, and then it involved a radiologist answering a series of questions about the tumors or the patient and then determining whether the patient is getting better or worse or staying the same.

So using this system, last year in a five-week period, we were able to analyze over 10,000 cases and deliver the results from that, which wound up being about a million numbers, to the customer without any errors. So that was a big win from a technology development.

Moving on to slide 26, some of our recent focus I’d say over the last year has been on how do we get that information out of our analysis system and to the customers the way they want it? So we noticed that our data management group, which is the group that does all that work, was doing back flips to get the information out of our system and, again, formatting it the way that the customer wants it.

So we decided there’s got to be a technology solution to do this, and in the spirit of George Eastman, with his Brownie camera, “You push the button, we do the rest,” we developed a one-touch delivery technology. So this allows us to basically push a button and then the numbers come out formatted exactly how the customer wants them. So again, this was a big technology win over the last year or so.

Moving on to slide 27, our current focus and future focus is really on the interaction with the imaging sites. I think the relationship that we’re developing with IXICO brings along with it some technology that helps us out in this area, and there are really three key areas that they help us out with there. One is the actual transfer of the images to our analysis system directly. So there are no intermediate steps. The second area is really being able to communicate with the sites, and, if there is a problem with the images that they’ve acquired, being able to tell the sites what’s wrong with that and then have them respond. And then the third key area is being able to seamlessly look at the quality of the images and determine if they are sufficient for us to do the analysis on.

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Transcript: VirtualScopics, Inc. 2014 Annual Meeting June 17, 2014

We did a pilot study using their technology internally, and I think we’ve determined that we can see a reduction in at least 50% of the amount of time it currently takes us to get the images into our system and ready for image analysis using their technology. And in addition, the amount of time that project management is going to spend talking to the sites and trying to resolve the issues is going to be dramatically reduced as well.

Moving on to slide 28, I thought I’d talk a little bit about a case study and this is muscle atrophy. So this is a disease area that we are currently in. So how did we get in there? Moving on to slide 29, about ten years ago we worked on a study with Wyeth for their drug called MYO-029, and it was a Becker muscular dystrophy study.

And the reason we got chosen for it was our unique ability to look at volumetric analysis. So we look at MRI images, like you see up there, and we can segment out the different muscles and the bone. But then you can look at that in a three-dimensional way, like you see on the right side of the image, and that allows us to quantify volumetrically what’s going on with the muscle. Is it getting bigger? Is it getting smaller? And that’s actually an image from a publication that was put out on this study.

Moving on to slide 30, I want to really present three things related to this. First, that there are a lot of people out there with this issue. So there’s a big market for it. Second, that there’s actually a pharmaceutical presence here. So people are actually developing drugs to address this. And then third, how our technology can help out in this area.

So looking at the slide there are different diseases that causes your muscle to atrophy. So sarcopenia is the loss of muscle mass associated with old age, and this can affect up to 45% of the older U.S. population. Cachexia is the loss of lean muscle mass associated where they can’t be controlled by nutrition. So this usually accompanies cancer, AIDS, chronic obstructive pulmonary disease, emphysema or congestive heart failure as well, so about 1% of the people within the industrialized world or about 9 million people actually have cachexia.

Muscular dystrophy, this is a disease that affects 500 new people every year within the U.S. So it’s not as big a market as the rest, but it’s certainly a debilitating disease. And then disuse, so if we immobilize your leg because you broke it; you have a fracture, then you’re not able to use those muscles and they atrophy. If you look at fractures within the adult population in the U.S. it’s about 1.3% per year or close to 400 million people.

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Transcript: VirtualScopics, Inc. 2014 Annual Meeting June 17, 2014

In addition, with severe burns, your body actually goes into a hyper-metabolic state for about nine to twelve months after the burn, which causes you to, again, lose muscle mass, and there are about 40,000 cases per year of severe burns. And there are many other causes for muscle loss, but I just wanted to present to you some just to show you that there’s a big market here.

So moving on to slide 31, I just wanted to give you some quotes from a Reuters’ story that came out in December 2013 to give you an idea that there are pharmaceutical companies working in this area. So here are some quotes from it.

“Novartis is betting that the drug known as bimagrumab or BYM338 and developed with German biotech company MorphoSys, might help combat muscle loss.”

“Eli Lilly is coming up close behind with two mid-stage studies for its drug, LY2495655, as a treatment for muscle weakness and muscular atrophy.”

“Regeneron and Sanofi have a drug in early-stage development as a treatment for sarcopenia, the muscle loss associated with aging.”

So as you can see, there are several pharmaceutical companies out there actually developing drugs to combat these diseases.

So then the final piece of the puzzle, moving on to slide 32, is really where we come in, and how do we measure muscle mass because this is what’s changing in these diseases? You’re losing muscle mass, and these people are trying to come up with therapies to stop the loss. So if we can accurately measure it or quantify it, then we can give information back to the pharmaceutical companies to tell them whether their drug is working or not.

So if you look up at the screen here on the left, you can see an MRI scan of the thigh. This is just one slice. Typically we get 70 slices all throughout your thigh, but we’ve already segmented this image. So the purple region up there is the subcutaneous fat, the red region is the muscle and the green region is the fat that occurs within and between the muscles in your thigh.

And then you can see the same thing for a CT scan or a CAT scan in the middle, and again, the colors are the same thing. Purple is the subcutaneous fat, red’s muscle and the green is the fat within those muscles. So that’s how we can determine muscle mass volumetrically.

There’s another technology out there called DXA. Some of you may be familiar with it. Usually it’s used to measure bone marrow density, which is how dense your bones are, which indicates how likely you are to get a fracture, but it also can be used to measure body composition, so how do we measure muscle and fat within the body, and it’s a quick scan that is very low radiation. It’s kind of like an x-ray but just much lower radiation dose, and this allows us to also quantify the amount of muscle within a person.

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Transcript: VirtualScopics, Inc. 2014 Annual Meeting June 17, 2014

We have used all of these techniques. Sometimes in combination to help pharmaceutical companies move forward with their drug development. Although there’s much more that goes into determining whether a drug is actually successful, I think we’re uniquely positioned to provide this piece of the puzzle when we’re determining whether these types of drugs work.

Thank you very much. Eric?

Eric Converse – Interim President & Chief Executive Officer

Thank you, John. Our final speaker this morning is Ed Ashton, our Chief Scientific Officer, and Ed has been with the company since 2000. Ed?

Ed Ashton – Chief Scientific Officer

Thanks, Eric, and thanks all of you for coming. As many of you are obviously aware, VirtualScopics, as a company, was founded on the principle of innovation. We are and always have been a relatively small company, a disruptive company, competing against much larger and, in some cases, more established competitors. And the question becomes, given that’s the case, how do we win business? And the answer is and always has been we win business by doing things that our competitors are simply incapable of doing.

One nice example of that is the work that we’ve done with dynamic contrast enhanced MRI. This is a technique that’s used for measuring blood flow and vascular permeability in vivo in tumors, and these are properties that are affected directly by a number of drugs, which are in development and which are in the market right now, Avastin and Actinium, for instance, which are two very popular cancer drugs right now that affect the blood flow and blood supply to tumors. Primarily, tumors are not able to grow and they’re not able to prothegate unless they have an internal blood supply, and that’s exactly what these drugs affect.

If you want to know if a drug like this is working, you need an imaging assay, which is going to look directly at the effects of the microvasculature, and that’s what this technique provides. And I think this slide illustrates the utilities and technique very nicely. This is from a study that we conducted with a company called Medicinova. And if we look at the Y-axis of this slide, this is the percentage change in the blood flow within tumors in these patients, and each one of these dots is one patient in a clinical study within four hours of the initiation of therapy. So this is four hours after these patients start taking this drug. And we’re plotting that on the X-axis against the amount of drug that these patients received.

And so we learn a couple of very important things from this chart. First of all, we see this very nice linear relationship between the change in blood flow within these tumors, again, within four hours of therapy start, and the exposure to the drug. And that tells us something very important about this drug. It tells us that it is hitting its target. It’s doing exactly what we intended it to do. The more drug the patients receive, the more reduction we see in the function of the blood vessels within the tumors.

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Transcript: VirtualScopics, Inc. 2014 Annual Meeting June 17, 2014

Maybe more interesting, if we look at this individual down here, this person circled in red, this is a person in this trial who had the single largest reduction in blood flow at the initiation of treatment. This is also the only person in this trial who was a clinical responder based on changing the tumor’s size 16 weeks later. So we’ve got a relationship between this imaging assay and the exposure to the drug, which, again, is important in and of itself. We’ve also got a relationship between the change that we observed very early on in the treatment cycle with these patients and actual clinical benefit for the patients later on.

One thing that I would note is that when we started working in this field in 2003 the general consensus in the industry was that a study like this could not be done because the technique is so difficult, the technique is so complicated that multiple sites could not be brought together in order to obtain these data in a consistent way. We proved that it could, and this is now a generally accepted technique.

Now we showed one individual who responded, who did well and who had a nice response early on with the imaging assay as well. However, as I said, we are, at this point, the world leader in this technique. We’ve done more of these studies in more of these patients than anyone else in the world, including our sort of larger and older competitors, and we’ve been able to do some sort of global assays looking at how changes in blood flow early on in the treatment cycle relate to clinical response later on.

And this is from a paper that we published recently. Looking at the change in Ktrans, which again is a measure of blood flow early on in therapy, versus change in tumor size later on measured with CT, typically eight or sixteen weeks later, the thing that we see here is that if you have a Ktrans reduction, a reduction in blood flow, again, within the first two weeks in this case, of therapy start of at least 40%, your probability of seeing reduction in your tumor burn is greater than 70%, whereas if we see no measurable Ktrans reduction, it’s about 27%.

So it’s not a one-to-one relationship, but this is a very noisy data set. These are Phase 1 trials, so these are all-comers trials, many different indications. Thirteen different drugs are represented here, which have different mechanisms of action, and despite that, we’ve got a very, very tight relationship between, again, this sort of very early indicator and later clinical benefit. This, again, is something that no one else other than VirtualScopics has been able to demonstrate.

Now innovation is not limited only to sort of neat biomarkers that we can measure that other people can’t measure. When we move on to late-phase studies, we’re no longer interested in proving the mechanism of action of a drug. We’re not interested in the quickest path to the pharmacy shelf, and this is really where the rubber meets the road as far as our customers are concerned. This is now they make money and improve the profit margins on their drugs. We’ve also been an innovator and a leader in this field as well.

John talked about this study, which we were able to deliver, a very, very rapid read, a very large number of reads in a shorter period of time than I think most of even our much larger competitors would’ve been able to manage, and that’s because of the innovation that we’ve done in our read systems, which allow our readers to be much more efficient than our competitors’ readers.

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Transcript: VirtualScopics, Inc. 2014 Annual Meeting June 17, 2014

Another problem that we have and that’s been sort of endemic in late-phase studies is something called censoring bias, and this relates to the way oncology studies are structured. When you’re in an oncology study and you’re a subject in this study at a clinical site, you’re continually being evaluated by the doctors at the site, in addition to the central read that we do. When the doctor at the site determines that you have progressed, that your tumors are getting worse, they immediately pull you off study. They pull off the drug. In the meantime, we’re still doing central assessment of these patients.

The issue that you have there is that there can be disagreements between site doctors and central doctors, as to whether a patient has progressed or not, and if we allow patients to be pulled off study every time a site doctor says that they’ve progressed, that means that the central read can only make the results worse. We can say that a patient that they believe has not progressed has progressed, but we can’t say a patient that they believe has progressed has not because they’ve pulled the patients off study. So this is called censoring bias, and it’s a strong issue that pharmaceutical companies have been trying to deal with.

We’ve developed a system that allows us to interact directly with the sites, to provide real time confirmation anytime that they believe a patient has progressed. So they believe a patient is progressive, they’ve seen the scans, they electronically transfer those scans to us and we provide a result back to them within 48 hours as to whether we agree or disagree that the patient has progressed. In those cases where we believe the patient has not progressed, the sites keep the patients on study and they continue receiving study drugs.

So there’s no longer any bias between the central and the site reads, and this has addressed a festering problem with not just our pharmaceutical company customers but also with the FDA. We demonstrated this system recently in a large Phase 3 study, which was presented at ASCO, at the America Study for Clinical Oncology, at the beginning of this month and received a great deal of attention at that meeting with one presenter actually stating that this should be, this drug should be the new standard for treatment in thyroid cancer.

We’ve also provided innovation in the types of endpoints that can be used to register a drug. In fact, in tuberous sclerosis, we provided the first ever study to allow a drug to be approved by the FDA based on changes in tumor volume rather than in single dimensional measures, which is a much, much more sensitive, much more reliable measure.

Now the key thing, of course, about innovation is that you have to continually work at it. Because as you demonstrate that something works, as you demonstrate that something is the right way to go, your competitors follow and they catch up, and that certainly has been an ongoing process for us over the last 14 years. As I said, when we first started with DCE-MRI, no one believed it could be done, and now it is a well-accepted endpoint in clinical trials. The idea of doing real time reads, when we started doing that, no one believed that could be done either, but now that’s something that our competitors are starting to work on and starting to attempt to catch up with us.

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Transcript: VirtualScopics, Inc. 2014 Annual Meeting June 17, 2014

So if we don’t continue to push forward, we’re going to find ourselves falling back into the pack. And that really leads us to our Scientific Advisory Board, and this is something that we’ve been working on for a while now. As Eric mentioned, this is really coming to fruition at this point. This is to be led by Dr. Riek and myself, and the idea here is to bring together key opinion leaders from around the world in a variety of different areas.

We have our own areas of expertise and our research interests, but of course we can’t span everything that we need to know. So there are a number of other people out there who have agreed to work with us, who are, again, very well respected key opinion leaders, both in industry and academia, in metabolic disease, in hepatic disease, oncology, neurology and cardiology. We’re going to bring these individuals together for quarterly meetings where they will share with us their perspective on where the industry is going, what the next thing is, where we need to be focusing our efforts in order to make sure that we stay not just with the industry but ahead of the industry moving forward into the future.

With that, I’ll turn it back to Eric. Thank you.

Eric Converse – Interim President & Chief Executive Officer

Thank you, Ed. I hope hearing from my colleagues on the Management Team have helped some of you get a better understanding of our business but more so on the team leading it. However, I do feel that it’s important to mention a critical piece of our business, which did not present today.

I believe that we have a great knowledge base and great relationships with our customers, but what keeps our customers with us and what has in recent months changed the opinion of others who have agreed to join us again is our Operations Team.

Leanne, who I introduced earlier, has led the team of not only talented managers but also personable ones. Though talent is incredibly important in these roles, the almost certain guarantee that things will change in the clinical trial requires a personality that can manage the communication with its sponsors clearly and effectively, and firmly but politely push back when things start to get out of the initial scope. And leading the overall operations team is Ron Way, our Director of Operations. Ron, would you please stand up?

Upon my arrival last October, everyone I spoke to in the company without exception mentioned how Ron’s joining the team over three years ago has made a huge difference to the delivery in our customer satisfaction. It did not take me long to understand and fully agree with this commonly held opinion. Each of us today here is speaking to what we can do. Ron, however, has to do it, and he has to do it consistently, on time and within budget.

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Transcript: VirtualScopics, Inc. 2014 Annual Meeting June 17, 2014

As I’m sure you can tell, we’re all very proud of the program award won earlier this year. On winning the award, Rosemary Shull, our Senior Director of Business Development, was quick to point out that we never would have won this award had it not been for Ron and his team and the excellent relationship we have developed between Project Management and Business Development.

That concludes today’s management presentation, and now I’d like to open the floor to some questions. Anyone who has a question, please identify yourself with a raised hand, and, when acknowledged, please wait for the microphone that will be brought to you. I ask that you please identify your name, whether you are a shareholder and then proceed with your question.

<Q>: Good morning, my name is Mort Colco [ph] and I’m a shareholder. You’ve indicated that the cash burn will continue through ’14. Can you give us an idea or a projection of what we could expect in 2015?

Eric Converse – Interim President & Chief Executive Officer

At this time, we’re not making any projections into 2015, but I just want to make very clear one thing. This team has a lot of talent and it needs more investment in it to lift us to our next level. And as we’re looking at this year, and we were very clear about that, we will be spending more money on investment. If we do not invest in ourselves, we will not stay ahead of the curve, and I believe the investments that we’re making are showing results that we’ve all been looking for.

<Q>: Good morning. I’m Neil Tattan [ph], also a shareholder. How many patents do you have presently and how many do you have pending?

Eric Converse – Interim President & Chief Executive Officer

Neil, you’re going to challenge me on our patents. I believe it was in our annual report, and as far as our pending patents, I don’t believe we have any.

<Q>: There was one approximately a year ago or so that was Personal Healthcare—

Eric Converse – Interim President & Chief Executive Officer

Personalized Management?

<Q>: Yeah, Personalized Management, whatever happened to that one? Did you pull that or—

Eric Converse – Interim President & Chief Executive Officer

I think you’re talking about our investments in personalized medicine.

<Q>: Yes.

Eric Converse – Interim President & Chief Executive Officer

That was something when I took over in October I made very clear to all the shareholders on the first earnings call we stopped it. That doesn’t mean it won’t restart, but it’s very important that this company focus on its core business. And as you’ve heard repeatedly this morning, especially from Erik Jensen, if we focus on our core business, that’s how we’re really going to get this company back to profitability. And I find that if you get distracted by your core business, you go into some dangerous territory. So when we are back and we are profitable in our core business, I think that’s the perfect time to start making new investments and move the needle some more.

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Transcript: VirtualScopics, Inc. 2014 Annual Meeting June 17, 2014

<Q>: Okay, thank you.

<Q>: Hi, I’m Pat Burke. I’m a shareholder. I had a couple questions. In addition to your bookings and awarded contracts, what does the pipeline look like?

Eric Converse – Interim President & Chief Executive Officer

We don’t normally report on the pipeline. I can tell you we will be reporting more so as the year progresses, because we’re really focusing on more transparency and clarity to our shareholders. I would say at this point we’re very encouraged by it, and as Erik pointed out, we’re trending very nicely. Oncology is probably about 60% of the market for clinical trials, but you see for us it’s 84%. So we’re really focusing on what we do well and what we do profitably, and I think if we keep on that focus we’ll be able to return to our profitability very quickly.

<Q>: And I guess my other follow-up question to that is particularly on oncology. As I understood your distribution channels here, you have either go direct or you go through an intermediary?

Eric Converse – Interim President & Chief Executive Officer

Yes, we go through a partner.

<Q>: A partner, and what percentage of the revenue goes to an intermediary versus what percentage actually is direct?

Eric Converse – Interim President & Chief Executive Officer

There are two answers with that because you’re talking about revenue and bookings. I’m going to speak mostly to bookings, because that’s where our future is trending. Most of our business we’re winning we’re winning it directly, and I think that’s a result of anyone who’s worked with our Business Development Team but also, and most importantly, with our Project Management Team. Because as Erik said, the business that we’re going to be getting in the future is going to be out of our existing customer base and because these ladies in the back represent a team of very qualified project managers, they’re the ones who are going to be responsible for us winning more and more business from our existing customers.

Are there any other questions? Okay, if there are no more questions I’ll now be turning the meeting back to Mr. Gribben and Ms. Bielski to report on the results of the voting. Greg?

Greg Gribben – Corporate Secretary

I do have the report of the Inspector of Elections, and we’ll report that right now. These are the final results that we have from the voting this morning. On proposal number one, Eric Converse, Bob Klimasewski, Bruce Lev, Charles Phelps and Terence Walts, have been duly elected as directors of the company. David Rubin, who serves as the Director Designee of the holders of our Series C preferred stock has also been reelected.

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Transcript: VirtualScopics, Inc. 2014 Annual Meeting June 17, 2014

On proposal two, Marcum LLP has been appointed as the company’s independent public auditors.

On proposal three, the amendment to the certificate of incorporation to decrease the authorized common stock and undesignated preferred stock has been approved.

And on proposal four, the compensation of the executive officers has been approved.

And now I’ll turn the meeting back to Eric for some closing comments. Thank you.

Eric Converse – Interim President & Chief Executive Officer

Thank you, Greg. On behalf of the Board, the Management Team and all the employees of VirtualScopics, I’d like to thank you for your time this morning. I would also like to leave you with a story about one of our clinical trials that we’ve worked on with a pharma sponsor.

VirtualScopics is providing the central imaging services for a study on pediatric brain tumors, a disease with very poor prognosis and few treatment options. In the study, the results were very exciting in that they showed a 50% response rate versus a 10% response rate for standard therapy. Our illustrations were on the poster presented at ASCO, the American Society for Clinical Oncology, in Chicago two weeks ago.

I was fortunate to be at the conference with my colleagues. The best part of the sponsor study team was their comments on their concern for the parents of the children participating in the clinical trial. Apparently the parents were so overwhelmed by the results they took to social media promoting the compound as a miracle drug. So as we share this journey, I just thought we would share the good that we are doing and, with your support, we’ll continue to do for our society. Thanks again for your time and enjoy your day.

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